Exhibit 99.1

News Release

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102

FOR IMMEDIATE RELEASE

Contact:	Michael J. Monahan	(651) 293-2809
	Lisa L. Curran	(651) 293-2185

ECOLAB AGREES TO ACQUIRE CHAMPION TECHNOLOGIES FOR $2.2 BILLION

STRENGTHENS POSITION IN FAST-GROWING ENERGY SERVICES MARKET

Ecolab also raises third quarter adjusted EPS forecast to $0.87, +16%

Acquisition Highlights:

•                  Better positions Ecolab’s Global Energy Services to fully capitalize on major energy opportunities

•                  Highly complementary geography, technology and customer base

•                  Strengthens North American business, better positioning us to fully capitalize on the new oil and gas opportunities

•                  Enhances our technology, further strengthening our capabilities

•                  Significant accretion/leverage opportunities

•                  Accretive to sales growth, adjusted EBITDA margins and adjusted EPS

•                  2013 adjusted EPS accretion of approximately $0.12 per share increasing to approximately $0.50 per share by 2016

•                  Expect $150 million run-rate cost synergies by end of 2015; $50 million in 2013

•                  Drives improved ongoing leverage in global supply chain

•                  Makes Ecolab stronger

•                  Strengthens position in fastest growth segment

•                  Has de minimis impact on company cyclicality as business focus is principally on production phase of energy business

•                  Acquisition improves our earnings potential going forward

•                  Deal structure maintains strong investment grade balance sheet; plan to return to ‘A range’ metrics within 3 years

ST. PAUL, Minn., October 12, 2012:  Ecolab Inc. announced that it has agreed to acquire privately held Champion Technologies and its related company Corsicana

Technologies (hereafter collectively referred to as Champion) in a transaction valued at approximately $2.2 billion, to be paid through a mix of approximately 75% cash and 25% stock.  Champion is a Houston, Texas-based global energy specialty products and services company with approximately 3,300 employees in more than 30 countries delivering product and service-based offerings to the oil and gas industry.  2011 sales were $1.2 billion. Closing is expected to occur by year-end 2012, subject to regulatory clearance and other customary closing conditions.

Douglas M. Baker, Jr., Ecolab’s Chairman and Chief Executive Officer commented on the announcement, saying, “This transaction represents a rare opportunity to build on our position in a fast growing market by improving our geographic coverage and technology offerings. As a premier company and proven innovator committed to delivering outstanding technology and service, Champion represents a very attractive business that opportunistically became available, enabling us to acquire an outstanding operator.  Champion’s technology and product strengths in the U.S. and Canada are very complementary to our innovative technology and services in the offshore and international energy markets. We are excited by the additional solutions we will be able to bring to our customers and the strong growth potential this opportunity offers for our combined operations as we continue to target the “new energy” opportunities which require significantly more of the products and services that both we and Champion provide.”

Baker continued, saying, “The deal is terrific financially as well. Like our current Nalco Global Energy Services business, Champion offers very attractive growth and an annuity-like revenue model generating steady and predictable earnings patterns similar to our legacy Ecolab businesses.  It is also highly synergistic, driving a run-rate of $150 million in cost synergies by the end of 2015. As a result, we expect it to be accretive to sales growth, accretive to EBITDA margins and accretive to adjusted EPS.”

Steve Lindley, Champion Technologies’ Chairman said, “This is a compelling strategic deal that provides us the possibility to fully capitalize on significant energy market opportunities around the world. We have always regarded Ecolab’s Nalco Global Energy Services as a leader in this marketplace with a similar culture and like-minded focus on serving the customer.  We look forward to working together with Ecolab to realize the benefits for all of our stakeholders, including our customers and employees.”

Ecolab will pay approximately $1.7 billion in cash and issue approximately 8 million shares of Ecolab common stock, subject to certain adjustments at and after closing.

The transaction is expected to close by year-end and be cash and earnings accretive in 2013, the first full year of the combined entity. Ecolab expects to realize attractive synergies from the Champion transaction totaling a run-rate of approximately $150 million by the end of 2015 through integration activities wholly within the Global Energy Services sector and that it will not impact the Nalco integration work.

Ecolab expects to maintain its strong investment grade credit rating post-acquisition and is planning to return to ‘A range’ metrics within the next three years. Returns on invested capital are also expected to show sustained improvement going forward.

Ecolab expects to complete the remaining $280 million of its previously announced $1 billion share repurchase program in 2013.

Baker concluded by saying, “This transaction enables us to make an important strategic investment in one of our key growth businesses, and we will continue to further develop our core strengths in food safety, healthcare, water and energy as we further build our business.  We are excited by the improved position and opportunities Champion brings us to better serve our customers, grow our business, and to deliver continued strong shareholder returns.”

Third Quarter Forecast Update

Ecolab will announce results for its third quarter ended September 30, 2012 on October 30. Ecolab said that it expects adjusted earnings per share for its third quarter to be $0.87, which is at the high end of its previous range and represents 16% growth versus last year; Ecolab also continues to expect that free cash flow for the second half period will be strong, approximating or exceeding net income. Ecolab had previously forecast third quarter adjusted earnings per share to be $0.83 — $0.87.  Ecolab expects reported earnings per share for the third quarter ended September 30, 2012 to be $0.80 per share, reflecting approximately a net $0.07 per share of special charges in the quarter.

About Ecolab

With 2011 pro forma sales of $11 billion and more than 40,000 employees, Ecolab Inc. (NYSE: ECL) is the global leader in water, hygiene and energy technologies and services that provide and protect clean water, safe food, abundant energy and healthy environments. Ecolab delivers comprehensive programs and services to the food, energy, healthcare, industrial and hospitality markets in more than 160 countries. More Ecolab news and information is available at www.ecolab.com.

About Champion Technologies

Champion Technologies is a global specialty chemical company with 3,300 employees in more than 30 countries delivering innovative and engineered programs for upstream, midstream, and downstream oil and gas markets.  CorsiTech is a global specialty chemical organization dedicated to meeting and exceeding customers’ technical needs in the drilling, stimulation and completion markets.

Webcast Details

Ecolab will host a live webcast to review this announcement today at 8:30 a.m. Eastern Time.  To participate in the call via telephone, dial 1-888-469-1764 from the U.S./Canada, using the password: Ecolab.  The webcast, along with related presentation slides, will be available to the public on Ecolab’s website at www.ecolab.com/investor.  A replay of the webcast and related materials will be available at that site through October 26, 2012.

Listening to the webcast requires Internet access, the Windows Media Player or other compatible streaming media player.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of

1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the Champion acquisition, integration plans and expected synergies, the expected timing of completion of the acquisition, credit ratings impact from the acquisition, future cash flow and debt repayment, anticipated future financial and operating performance and results, including estimated third quarter earnings per share, second half 2012 free cash flow and net income, synergy estimates and timing and benefits of the acquisition, future earnings per share and cash flow accretion, returns of invested capital, debt repayment, stock repurchases, investments and future acquisitions and estimates for growth.  These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the acquisition may not be obtained, or that required regulatory approvals may delay the acquisition or result in the imposition of conditions that could have a material adverse effect on the company or cause the company to abandon the acquisition, (ii) the risk that the conditions to the closing of the acquisition may not be satisfied, (iii) the risk that a material adverse change, event or occurrence may affect the company or Champion prior to the closing of the acquisition and may delay the acquisition or cause the company to abandon the acquisition, (iv) problems that may arise in successfully integrating the businesses of the company and Champion, which may result in the combined business not operating as effectively and efficiently as expected, (v) the possibility that the acquisition may involve unexpected costs, unexpected liabilities or unexpected delays, (vi) the risk that the credit ratings of the company may be different from what the company currently expects, (vii) the risk that the businesses of the company or Champion may suffer as a result of uncertainty surrounding the acquisition and (viii) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company, Champion and the combined business. For a further discussion of these and other risks and uncertainties applicable to the company, see the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and the company’s other public filings with the Securities and Exchange Commission (the “SEC”). In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Non-GAAP Financial Information

This news release includes financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP), including adjusted diluted earnings per share, adjusted EBITDA and free cash flow.  We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

We include in special gains and charges items that are unusual in nature, significant in amount and important to an understanding of underlying business performance. In order to better allow investors to compare underlying business performance period-to-period, we provide adjusted diluted earnings per share, which excludes special gains and charges and discrete tax items.

Adjusted EBITDA is defined as operating income, before depreciation and amortization, and excludes special gains and charges.  We provide adjusted EBITDA as we believe that it is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), and changes in tax rates. Furthermore, we use adjusted EBITDA for business planning purposes and to evaluate and price potential acquisitions.

Free cash flow is defined as cash from operations less capital expenditures; it is a useful measure of funds that can be used for business investments, strategic acquisitions and to reduce debt.

The non-GAAP financial measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP measures used by other companies.  Investors should not rely on any single financial measure when evaluating our business.  We recommend that investors view these measures in conjunction with the applicable GAAP measures.

###

(ECL-A)